UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 27, 2007

Delta Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The Registrant and Bank of America, N.A. (“BANA”) have agreed to extend the maturity date on the Registrant’s warehouse facility with BANA.  The facility is currently due to expire on August 31, 2007.  The agreement extends the facility for an additional month to Friday, September 28, 2007, with all other terms remaining unchanged, while the parties determine whether to renew the facility beyond that date and the terms of any such renewal.  There can be no assurance that the parties will agree to renew this facility beyond this one month extension, whether on terms favorable to the Registrant or at all.

The information in the preceding paragraph shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933.

Item 8.01.  Other Events.

In light of current market conditions, the Registrant’s Board of Directors has determined not to declare a dividend on the Registrant's common stock during the third quarter of 2007.  The Registrant’s Board of Directors will continue to monitor market conditions and the Registrant’s financial performance to determine if and when it may be appropriate to declare and pay a dividend in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA FINANCIAL CORPORATION
                       (Registrant)

By: /s/ Marc E. Miller
Name: Marc E. Miller
Title: Executive Vice President
          and Secretary

Dated: August 27, 2007